EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference to Amended Report on Form 8-K of Greg Manning Auctions, Inc., dated September 8, 2003, of of our report dated September 4, 2003, except for Note 20 as to which the date is September 8, 2003, relating to the financial statements which appear on pages 30 - 63 of the Form 10-K of Greg Manning Auctions, Inc., filed on September 12, 2003.



/s/  Amper, Politziner & Mattia P.C.

Edison, New Jersey
November 5, 2003